Exhibit 2.2

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Amendment”), is made as of April 15, 2011, by and among General Physics Corporation, a Delaware corporation (“GP US”), GP International Holdings, LLC, a Delaware limited liability company (“GP Holdings”), General Physics (UK) Ltd., a company incorporated and registered in England and Wales with number 03424328 (“GP UK”, and together with GP US, GP Holdings and GP UK, the “Buyers”), RWD Technologies, LLC, a Delaware limited liability company (the “Company”), RWD Holdings LLC, a Maryland limited liability company and wholly-owned subsidiary of the Company (“Holdings”), RWD Technologies UK Limited, a company incorporated and registered in England and Wales with number 03314693 and wholly-owned subsidiary of the Company, (“RWD UK” and, together with the Company and Holdings, the “Sellers”), RWD Technologies Canada, Co., a Canadian corporation registered in Nova Scotia (“RWD Canada”), RWD Technologies de Colombia, Ltda., a Colombia corporation and Subsidiary of the Company (“RWD Colombia”), and the equity owners of the Sellers identified on the signature pages hereto (each, an “Equity Owner” and collectively, the “Equity Owners”) to amend that certain Asset Purchase Agreement, dated March 8, 2011, by and among the Buyers, the Sellers, RWD Canada, RWD Colombia and the Equity Owners (the “Purchase Agreement”).  All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

W I T N E S S E T H :

WHEREAS, each of the Parties desire to amend the Purchase Agreement upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and, intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

AMENDMENTS

1.1           Amendments to Purchase Agreement.  The Purchase Agreement is hereby amended, modified and supplemented as reflected in Exhibit A hereto.

ARTICLE II

MISCELLANEOUS

2.1           Reference to, and Effect upon, Purchase Agreement.  Each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import shall hereafter mean and be a reference to the Purchase Agreement, as amended hereby.  Except as specifically amended hereby, the Purchase Agreement, and each and every term and provision thereof, shall remain in full force and effect.

2.2           Entire Agreement.  The Purchase Agreement, as amended hereby, together with the exhibits and schedules thereto, constitutes the entire agreement among the parties with respect to the subject matter thereof and supersedes all prior understandings and agreements, whether written or oral, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein; provided that the disclosures schedules delivered with the Purchase Agreement on March 8, 2011 shall remain the Original Disclosure Schedules and the disclosure schedules delivered in connection herewith reflect the Updated Disclosures and constitute the Final Disclosure Schedules.

2.3           Choice of Law; Waiver of Jury Trial.  The provisions of Section 14.07 and Section 14.08 of the Purchase Agreement are incorporated herein by reference.

2.4           Notices.  All notices and other communications hereunder to any party shall be addressed to such party at the address set forth for notices in Section 14.09 of the Purchase Agreement and in the manner prescribed thereby.

2.5           Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures of a party to this Amendment or other documents executed in connection herewith that are sent to the other parties by facsimile transmission or electronic mail shall be binding as evidence of acceptance of the terms hereof or thereof by such signatory party.

[Signatures appear on following pages.]

IN WITNESS WHEREOF, the parties have set their hands and seal to this Amendment No. 1 to Asset Purchase Agreement as of the date first above written.

SELLERS:

RWD TECHNOLOGIES, LLC

By: RWD Technologies Holdings, LLC,
Its General Manager

By:	/s/ Laurens MacLure, Jr.
Name: Laurens MacLure, Jr.
Title: General Manager

RWD TECHNOLOGIES UK LIMITED

By:	/s/ Laurens MacLure, Jr.
Name: Laurens MacLure, Jr.
Title: Director

RWD HOLDINGS LLC

By:	/s/ Laurens MacLure, Jr.
Name: Laurens MacLure, Jr.
Title: General Manager

RWD CANADA:

RWD TECHNOLOGIES CANADA, CO.

By:	/s/ Laurens MacLure, Jr.
Name: Laurens MacLure, Jr.
Title: Director

RWD COLOMBIA:

RWD TECHNOLOGIES DE COLOMBIA, LTDA.

By:	/s/ Laurens MacLure, Jr.
Name: Laurens MacLure, Jr.
Title: Director

EQUITY OWNERS:

/s/ Jane Brown
Jane Brown

STATE OF MARYLAND	)

BATTIMORE COUNTY	)

I, the undersigned Notary Public, in and for said County and State, hereby certify that Jane Brown, who has signed the foregoing Amendment No. 1 to Asset Purchase Agreement and is known to me (or satisfactorily proven to be such person), acknowledged before me on this day that, after having read and understood the Asset Purchase Agreement, she executed the same voluntarily.

Given under my hand this, the 15th day of April, 2011.

/s/ Jevonda U. Cagan
NOTARY PUBLIC

My Commission Expires: July 6, 2011

/s/ David Deutsch
David Deutsch

STATE OF MASSACHUSETTS	)

MIDDLESEX COUNTY	)

I, the undersigned Notary Public, in and for said County and State, hereby certify that David Deutsch, who has signed the foregoing Amendment No. 1 to Asset Purchase Agreement and is known to me (or satisfactorily proven to be such person), acknowledged before me on this day that, after having read and understood the Asset Purchase Agreement, he executed the same voluntarily.

Given under my hand this, the 15th day of April, 2011.

/s/ Mirjana Vukomanovic
NOTARY PUBLIC

My Commission Expires: October 27, 2017

BUYERS:

GENERAL PHYSICS CORPORATION

By:	/s/ Scott N. Greenberg
Name: Scott N. Greenberg
Title: Chief Executive Officer

GP INTERNATIONAL HOLDINGS, LLC

By: General Physics Corporation,
Its Managing Member

By:	/s/ Scott N. Greenberg
Name: Scott N. Greenberg
Title: Chief Executive Officer

GENERAL PHYSICS (UK) LTD.

By:	/s/ Scott N. Greenberg
Name: Scott N. Greenberg
Title: Director

By:	/s/ Kenneth L. Crawford
Name: Kenneth L. Crawford
Title: Secretary

Exhibit A

Amended Purchase Agreement

See attached.